News Release

BNY MELLON REPORTS THIRD QUARTER 2022 EARNINGS OF
$319 MILLION OR $0.39 PER COMMON SHARE;
$983 MILLION OR $1.21 PER SHARE EXCLUDING NOTABLE ITEMS(a)

Revenue up 6%	EPS down 63%	ROE 4% ROTCE 7%(a)	CET1 10.0% Tier 1 leverage 5.4%

Adj. Revenue up 5%(a)	Adj. EPS up 11%(a)	Adj. ROE 11%(a) Adj. ROTCE 22%(a)	CET1 10.0% Tier 1 leverage 5.4%

NEW YORK, October 17, 2022 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				3Q22 vs.
(dollars in millions, except per share amounts)	3Q22	2Q22	3Q21	2Q22	3Q21
Net income applicable to common shareholders	$319	$835	$881	(62)%	(64)%
Adjusted net income applicable to common shareholders – Non-GAAP (a)	$983	$935	$926	5%	6%
Diluted earnings per common share	$0.39	$1.03	$1.04	(62)%	(63)%
Adjusted diluted earnings per common share – Non-GAAP (a)	$1.21	$1.15	$1.09	5%	11%

Notable items
3Q22 results include $(664) million, or $(0.81) per share, primarily related to impairment of goodwill associated with the Investment Management reporting unit, which was driven by lower market values and a higher discount rate. This goodwill impairment represents a non-cash charge and did not affect BNY Mellon’s liquidity position, tangible common equity or regulatory capital ratios.
3Q21 results include $(45) million, or $(0.05) per share, primarily related to litigation.

Third Quarter Results
Total revenue of $4.3 billion, increased 6%
•Net interest revenue increased 44%
•Fee revenue decreased 1%

Total noninterest expense of $3.7 billion, increased 26%; or 4% excluding notable items (a)

AUC/A of $42.2 trillion, decreased 7%, primarily market impact
AUM of $1.8 trillion, decreased 23%, primarily market impact

Securities Services
•Total revenue increased 13%
•Income before taxes increased 67%; or 32% excluding notable items (a) (primarily litigation reserves in 3Q21)
•Pre-tax operating margin of 25%

Market and Wealth Services
•Total revenue increased 17%
•Income before taxes increased 21%
•Pre-tax operating margin of 46%

Investment and Wealth Management
•Total revenue decreased 16%
•Income before taxes decreased 243%; or 48% excluding notable items (a)
•Pre-tax operating margin of (57)%; adjusted pre-tax operating margin, excluding notable items – Non-GAAP of 24% (a)

CEO Commentary
Robin Vince, President and Chief Executive Officer, commented, “While third quarter reported results were impacted by a goodwill impairment charge, return on tangible common equity excluding notable items was 22%. Revenue grew 6% year-over-year, a testament to the earnings power of our diversified and resilient business model.”

“Our performance benefitted from higher interest rates and continued strength in client volumes and balances across our Securities Services and Market and Wealth Services segments. While Investment and Wealth Management was naturally more affected by the continued decline in global market values, in particular in Investment Management, the business delivered positive net inflows in the quarter and continued to deliver solid investment performance for our clients,” Mr. Vince added.

“Having spent a significant portion of the past few months engaging with clients, regulators, employees and other business leaders, I am excited about our exceptional client franchise, our central role in global financial markets, and the opportunity that lies ahead,” Mr. Vince concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(a) Adjusted results exclude notable items. For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 3Q22 vs. 3Q21, unless otherwise noted.

BNY Mellon 3Q22 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Fee revenue	$3,236	$3,339	$3,265	(3)%	(1)%
Investment and other revenue	117	91	129	N/M	N/M
Total fee and other revenue	3,353	3,430	3,394	(2)	(1)
Net interest revenue	926	824	641	12	44
Total revenue	4,279	4,254	4,035	1	6
Provision for credit losses	(30)	47	(45)	N/M	N/M
Noninterest expense	3,679	3,112	2,918	18	26
Income before taxes	630	1,095	1,162	(42)	(46)
Provision for income taxes	242	231	219	5	11
Net income	$388	$864	$943	(55)%	(59)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$319	$835	$881	(62)%	(64)%

Operating leverage (a)	(1,763)	bps	(2,003)	bps

Diluted earnings per common share	$0.39	$1.03	$1.04	(62)%	(63)%
Average common shares and equivalents outstanding - diluted (in thousands)	814,516	813,590	849,028
Pre-tax operating margin	15%	26%	29%

Non-GAAP measures, excluding notable items: (b)
Adjusted operating leverage – Non-GAAP (a)	118	bps	115	bps

Adjusted diluted earnings per common share – Non-GAAP	$1.21	$1.15	$1.09	5%	11%
Adjusted pre-tax operating margin – Non-GAAP	31%	28%	30%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    Notable items in 3Q22 include goodwill impairment, a disposal gain, severance expense and litigation reserves. Notable items in 2Q22 include litigation reserves. Notable items in 3Q21 include litigation reserves, gains on disposals and severance expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 3Q22 vs. 3Q21, unless otherwise stated)
Total revenue increased 6%, primarily reflecting:
•Fee revenue decreased 1%, primarily reflecting lower market values, the unfavorable impact of a stronger U.S. dollar, the impact of lost business in the prior year in both Pershing and Corporate Trust and an unfavorable change in the mix of AUM, partially offset by lower money market fee waivers and higher client activity.
•Investment and other revenue decreased primarily reflecting strategic equity investment gains recorded in 3Q21, partially offset by higher other trading revenue and higher disposal gains.
•Net interest revenue increased 44%, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense and lower interest-earning assets.
•Provision for credit losses was a benefit of $30 million, primarily reflecting reserve releases related to cash balances with exposure to Russia and a modest benefit from our commercial real estate portfolio.
•Noninterest expense increased 26%, primarily reflecting goodwill impairment in the Investment Management reporting unit. Excluding notable items, noninterest expense increased 4% (a), primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, as well as the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar.
•Effective tax rate of 38.4%, or 19.5% (a) excluding notable items, primarily goodwill impairment.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $42.2 trillion, decreased 7%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by client inflows and net new business.
•AUM of $1.8 trillion, decreased 23%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by net inflows.

Capital and liquidity
•Dividends of $303 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) – 4%; Adjusted ROE – 11% (a).
•Return on tangible common equity (“ROTCE”) – 7%; Adjusted ROTCE – 22% (a).
•Common Equity Tier 1 (“CET1”) ratio – 10.0%.
•Tier 1 leverage ratio – 5.4%.
•Average liquidity coverage ratio (“LCR”) – 116%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q22 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)						3Q22 vs.
	3Q22	2Q22		3Q21		2Q22	3Q21
Investment services fees:
Asset Servicing	$953	$995		$979		(4)%	(3)%
Issuer Services	288	309		281		(7)	2
Total investment services fees	1,241	1,304		1,260		(5)	(2)
Foreign exchange revenue	132	155		125		(15)	6
Other fees (a)	52	54		30		(4)	73
Total fee revenue	1,425	1,513		1,415		(6)	1
Investment and other revenue	111	36		73		N/M	N/M
Total fee and other revenue	1,536	1,549		1,488		(1)	3
Net interest revenue	538	457		349		18	54
Total revenue	2,074	2,006		1,837		3	13
Provision for credit losses	(6)	13		(19)		N/M	N/M
Noninterest expense	1,557	1,656		1,543		(6)	1
Income before taxes	$523	$337		$313		55%	67%

Total revenue by line of business:
Asset Servicing	$1,596	$1,534		$1,437		4%	11%
Issuer Services	478	472		400		1	20
Total revenue by line of business	$2,074	$2,006		$1,837		3%	13%

Pre-tax operating margin	25%	17%	(b)	17%	(b)

Securities lending revenue (c)	$48	$45		$45		7%	7%

Metrics:
Average loans	$11,573	$11,386		$8,389		2%	38%
Average deposits	$176,328	$191,191		$198,680		(8)%	(11)%

AUC/A at period end (in trillions) (current period is preliminary) (d)	$30.0	$31.0		$33.8		(3)%	(11)%
Market value of securities on loan at period end (in billions) (e)	$435	$441		$443		(1)%	(2)%
(a)    Other fees primarily include financing-related fees.
(b)    Excluding notable items, adjusted pre-tax operating margin was 21% (Non-GAAP) in 2Q22 and 3Q21. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(c)    Included in investment services fees reported in the Asset Servicing line of business.
(d)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at Sept. 30, 2022, $1.5 trillion at June 30, 2022 and $1.7 trillion at Sept. 30, 2021.
(e)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $75 billion at Sept. 30, 2022, $70 billion at June 30, 2022 and $68 billion at Sept. 30, 2021.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 8 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest revenue and lower money market fee waivers, partially offset by lower market values. The sequential increase primarily reflects higher net interest revenue and a disposal gain, partially offset by lower market values and the unfavorable impact of a stronger U.S. dollar.
•Issuer Services – The year-over-year increase primarily reflects higher net interest revenue and lower money market fee waivers, partially offset by the impact of lost business in the prior year in Corporate Trust and lower Depositary Receipts revenue. The sequential increase primarily reflects higher net interest revenue in Corporate Trust, partially offset by lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, as well as the impact of inflation, partially offset by lower litigation reserves and the favorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower litigation reserves.

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BNY Mellon 3Q22 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q22 vs.
	3Q22	2Q22	3Q21	2Q22	3Q21
Investment services fees:
Pershing	$494	$479	$427	3%	16%
Treasury Services	173	176	168	(2)	3
Clearance and Collateral Management	239	240	228	—	5
Total investment services fees	906	895	823	1	10
Foreign exchange revenue	20	22	23	(9)	(13)
Other fees (a)	49	46	31	7	58
Total fee revenue	975	963	877	1	11
Investment and other revenue	14	11	13	N/M	N/M
Total fee and other revenue	989	974	890	2	11
Net interest revenue	378	340	283	11	34
Total revenue	1,367	1,314	1,173	4	17
Provision for credit losses	(1)	4	(16)	N/M	N/M
Noninterest expense	737	702	668	5	10
Income before taxes	$631	$608	$521	4%	21%

Total revenue by line of business:
Pershing	$658	$636	$566	3%	16%
Treasury Services	390	373	326	5	20
Clearance and Collateral Management	319	305	281	5	14
Total revenue by line of business	$1,367	$1,314	$1,173	4%	17%

Pre-tax operating margin	46%	46%	44%

Metrics:
Average loans	$40,882	$42,391	$39,041	(4)%	5%
Average deposits	$90,612	$94,716	$101,253	(4)%	(11)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$12.0	$11.8	$11.2	2%	7%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 8 for information related to money market fee waivers.
•Pershing – The year-over-year increase primarily reflects lower money market fee waivers and higher client activity, partially offset by the impact of prior year lost business. The sequential increase primarily reflects lower money market fee waivers.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue and lower money market fee waivers. The sequential increase primarily reflects higher net interest revenue.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest revenue and clearance volumes. The sequential increase primarily reflects higher net interest revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, as well as the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar. The sequential increase reflects higher staff expense.

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BNY Mellon 3Q22 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					3Q22 vs.
	3Q22		2Q22	3Q21	2Q22	3Q21
Investment management fees	$788		$825	$893	(4)%	(12)%
Performance fees	10		5	21	N/M	(52)
Investment management and performance fees	798		830	914	(4)	(13)
Distribution and servicing fees	55		51	28	8	96
Other fees (a)	(45)		(31)	20	N/M	N/M
Total fee revenue	808		850	962	(5)	(16)
Investment and other revenue (b)	(3)		(13)	23	N/M	N/M
Total fee and other revenue (b)	805		837	985	(4)	(18)
Net interest revenue	57		62	47	(8)	21
Total revenue	862		899	1,032	(4)	(16)
Provision for credit losses	3		—	(7)	N/M	N/M
Noninterest expense	1,356		691	691	96	96
(Loss) income before taxes (c)	$(497)		$208	$348	(339)%	(243)%

Total revenue by line of business:
Investment Management	$579		$603	$727	(4)%	(20)%
Wealth Management	283		296	305	(4)	(7)
Total revenue by line of business	$862		$899	$1,032	(4)%	(16)%

Pre-tax operating margin	(57)%		23%	34%
Adjusted pre-tax operating margin – Non-GAAP (d)	(64)%	(e)	26%	36%

Metrics:
Average loans	$14,482		$14,087	$12,248	3%	18%
Average deposits	$17,225		$20,802	$17,270	(17)%	—%

AUM (in billions) (current period is preliminary) (f)	$1,776		$1,937	$2,310	(8)%	(23)%
Wealth Management client assets (in billions) (current period is preliminary) (g)	$256		$264	$307	(3)%	(17)%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes decreased 48% (Non-GAAP) compared with 3Q21 and 13% (Non-GAAP) compared with 2Q22. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(e)    Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 24% (Non-GAAP). See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(f)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(g)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 8 for information related to money market fee waivers.
•Investment Management – The year-over-year decrease primarily reflects lower market values, the unfavorable impact of a stronger U.S. dollar, an unfavorable change in the mix of AUM, lower equity income and strategic equity investment gains recorded in 3Q21, partially offset by lower money market fee waivers. The sequential decrease primarily reflects lower market values, the unfavorable impact of a stronger U.S. dollar and lower equity income, partially offset by lower money market fee waivers.
•Wealth Management – The year-over-year decrease primarily reflects lower market values, partially offset by higher net interest revenue.
•Noninterest expense increased primarily reflecting goodwill impairment in the Investment Management reporting unit. Excluding notable items, noninterest expense decreased 2% (a) year-over-year and sequentially, reflecting the favorable impact of a stronger U.S. dollar. The year-over-year decrease was partially offset by investments in growth initiatives and higher distribution and servicing expense.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.

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BNY Mellon 3Q22 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	3Q22	2Q22	3Q21
Fee revenue	$28	$13	$12
Investment and other revenue	(5)	62	23
Total fee and other revenue	23	75	35
Net interest (expense)	(47)	(35)	(38)
Total revenue	(24)	40	(3)
Provision for credit losses	(26)	30	(3)
Noninterest expense	29	63	16
(Loss) before taxes	$(27)	$(53)	$(16)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The sequential decrease in total revenue primarily reflects a strategic equity investment gain recorded in 2Q22.

•Provision for credit losses was a benefit of $26 million in 3Q22, including reserve releases related to cash balances with exposure to Russia.

•Noninterest expense increased year-over-year and decreased sequentially, primarily driven by staff expense.

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BNY Mellon 3Q22 Earnings Release
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	3Q22					3Q21
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$37	$—	$—	$—	$37	$—	$—	$—	$9	$9
Net interest revenue	—	—	—	—	—	—	—	—	—	—
Total revenue	37	—	—	—	37	—	—	—	9	9
Total noninterest expense	18	6	679	11	714	70	1	1	1	73
(Loss) income before taxes	$19	$(6)	$(679)	$(11)	$(677)	$(70)	$(1)	$(1)	$8	$(64)
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 3Q21 include litigation reserves, gains on disposals (reflected in investment and other revenue) and severance expense.

Notable items by business segment (a)	2Q22
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—
Net interest revenue	—	—	—	—	—
Total revenue	—	—	—	—	—
Total noninterest expense	92	1	—	10	103
(Loss) income before taxes	$(92)	$(1)	$—	$(10)	$(103)
(a)    Notable items in 2Q22 include litigation reserves.

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BNY Mellon 3Q22 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 3Q22, the net impact of money market fee waivers was $22 million, down from $66 million in 2Q22, driven by higher interest rates.

Money market fee waivers
(in millions)	3Q22	2Q22	1Q22	4Q21	3Q21	YTD22	YTD21
Investment services fees (see table below)	$(1)	$(26)	$(126)	$(148)	$(142)	$(153)	$(399)
Investment management and performance fees	(21)	(40)	(85)	(116)	(109)	(146)	(313)
Distribution and servicing fees	—	(2)	(11)	(14)	(11)	(13)	(37)
Total fee revenue	(22)	(68)	(222)	(278)	(262)	(312)	(749)
Less: Distribution and servicing expense	—	2	23	35	29	25	76
Net impact of money market fee waivers	$(22)	$(66)	$(199)	$(243)	$(233)	$(287)	$(673)

Impact to investment services fees by line of business (a):
Asset Servicing	$—	$—	$(19)	$(31)	$(29)	$(19)	$(74)
Issuer Services	—	(1)	(11)	(18)	(17)	(12)	(44)
Pershing	(1)	(25)	(90)	(89)	(86)	(116)	(254)
Treasury Services	—	—	(6)	(10)	(10)	(6)	(27)
Total impact to investment services fees by line of business	$(1)	$(26)	$(126)	$(148)	$(142)	$(153)	$(399)

Impact to fee revenue by line of business (a):
Asset Servicing	$—	$(1)	$(28)	$(50)	$(47)	$(29)	$(126)
Issuer Services	(1)	(1)	(14)	(24)	(22)	(16)	(59)
Pershing	(1)	(29)	(107)	(106)	(102)	(137)	(295)
Treasury Services	—	—	(8)	(14)	(13)	(8)	(38)
Investment Management	(20)	(37)	(63)	(81)	(76)	(120)	(222)
Wealth Management	—	—	(2)	(3)	(2)	(2)	(9)
Total impact to fee revenue by line of business	$(22)	$(68)	$(222)	$(278)	$(262)	$(312)	$(749)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 3Q22 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2022	June 30, 2022	Dec. 31, 2021
Consolidated regulatory capital ratios: (a)
CET1 ratio	10.0%	10.0%	11.2%
Tier 1 capital ratio	12.8	12.8	14.0
Total capital ratio	13.7	13.6	14.9
Tier 1 leverage ratio	5.4	5.2	5.5
Supplementary leverage ratio	6.3	6.2	6.6
BNY Mellon shareholders’ equity to total assets ratio	9.3%	9.1%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio	8.2%	8.0%	8.6%

Average LCR	116%	111%	109%

Book value per common share	$43.18	$44.73	$47.50
Tangible book value per common share – Non-GAAP (b)	$21.55	$22.02	$24.31
Common shares outstanding (in thousands)	808,280	808,103	804,145
(a)    Regulatory capital ratios for Sept. 30, 2022 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2022 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, for June 30, 2022 was the Advanced Approaches, and for Dec. 31, 2021 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.

•CET1 capital totaled $16.7 billion and Tier 1 capital totaled $21.5 billion at Sept. 30, 2022, both decreasing approximately $340 million, compared with June 30, 2022. The decreases primarily reflect unrealized losses on available-for-sale securities, foreign currency translation and capital deployed through dividends, partially offset by capital generated through earnings. The Tier 1 leverage ratio increased compared with June 30, 2022, driven by the benefit of lower average assets, partially offset by the decrease in capital.

NET INTEREST REVENUE

Net interest revenue				3Q22 vs.
(dollars in millions; not meaningful - N/M)	3Q22	2Q22	3Q21	2Q22		3Q21
Net interest revenue	$926	$824	$641	12%		44%
Add: Tax equivalent adjustment	3	3	3	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$929	$827	$644	12%		44%

Net interest margin	1.05%	0.89%	0.67%	16	bps	38	bps
Net interest margin (FTE) – Non-GAAP (a)	1.05%	0.89%	0.68%	16	bps	37	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense and lower interest-earning assets.

•Sequentially, the increase primarily reflects higher interest rates on interest-earning assets. This was partially offset by higher funding expense.

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BNY Mellon 3Q22 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
Fee and other revenue
Investment services fees	$2,157	$2,206	$2,091	$6,356	$6,223
Investment management and performance fees	800	833	913	2,516	2,692
Foreign exchange revenue	203	222	185	632	600
Financing-related fees	43	44	48	132	147
Distribution and servicing fees	33	34	28	97	84
Total fee revenue	3,236	3,339	3,265	9,733	9,746
Investment and other revenue	117	91	129	278	229
Total fee and other revenue	3,353	3,430	3,394	10,011	9,975
Net interest revenue
Interest revenue	1,984	1,159	693	3,921	2,116
Interest expense	1,058	335	52	1,473	175
Net interest revenue	926	824	641	2,448	1,941
Total revenue	4,279	4,254	4,035	12,459	11,916
Provision for credit losses	(30)	47	(45)	19	(214)
Noninterest expense
Staff	1,673	1,623	1,584	4,998	4,704
Software and equipment	421	405	372	1,225	1,099
Professional, legal and other purchased services	363	379	363	1,112	1,069
Sub-custodian and clearing	124	131	129	373	385
Net occupancy	124	125	120	371	365
Distribution and servicing	88	90	76	257	223
Bank assessment charges	35	37	34	107	103
Business development	34	43	22	107	63
Goodwill impairment	680	—	—	680	—
Amortization of intangible assets	17	17	19	51	63
Other	120	262	199	516	473
Total noninterest expense	3,679	3,112	2,918	9,797	8,547
Income
Income before taxes	630	1,095	1,162	2,643	3,583
Provision for income taxes	242	231	219	626	681
Net income	388	864	943	2,017	2,902
Net loss (income) attributable to noncontrolling interests related to consolidated investment management funds	—	5	4	13	(6)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	388	869	947	2,030	2,896
Preferred stock dividends	(69)	(34)	(66)	(177)	(166)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$319	$835	$881	$1,853	$2,730

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
(in dollars)
Basic	$0.39	$1.03	$1.04	$2.29	$3.15
Diluted	$0.39	$1.03	$1.04	$2.28	$3.14

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BNY Mellon 3Q22 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

BNY Mellon has presented revenue measures excluding notable items, including disposal gains. Expense measures, excluding notable items, including goodwill impairment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before taxes, net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity, pre-tax operating margin and the effective tax rate, excluding the notable items mentioned above, are also provided. These measures have been provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items					3Q22 vs.
(dollars in millions)	3Q22		2Q22	3Q21	2Q22	3Q21
Total revenue – GAAP	$4,279		$4,254	$4,035	0.59%	6.05%
Impact of notable items (a)	37		—	9
Adjusted total revenue – Non-GAAP	$4,242		$4,254	$4,026	(0.28)%	5.37%

Total noninterest expense – GAAP	$3,679		$3,112	$2,918	18.22%	26.08%
Impact of notable items (a)	714		103	73
Adjusted total noninterest expense – Non-GAAP	$2,965		$3,009	$2,845	(1.46)%	4.22%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$319		$835	$881	(62)%	(64)%
Impact of notable items (a)	(664)		(100)	(45)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$983		$935	$926	5%	6%

Diluted earnings per share – GAAP	$0.39		$1.03	$1.04	(62)%	(63)%
Impact of notable items (a)	(0.81)		(0.12)	(0.05)
Adjusted diluted earnings per share – Non-GAAP	$1.21	(b)	$1.15	$1.09	5%	11%

Operating leverage – GAAP (c)	(1,763)	bps	(2,003)	bps
Adjusted operating leverage – Non-GAAP (a)(c)	118	bps	115	bps
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain, severance expense and litigation reserves. Notable items in 2Q22 include litigation reserves. Notable items in 3Q21 include litigation reserves, gains on disposals and severance expense.
(b)    Does not foot due to rounding.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

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BNY Mellon 3Q22 Earnings Release

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	3Q22
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$319
Add: Amortization of intangible assets	17
Less: Tax impact of amortization of intangible assets	4
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$332
Impact of notable items (a)	(664)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$996

Average common shareholders’ equity	$35,942
Less: Average goodwill	17,189
Average intangible assets	2,922
Add: Deferred tax liability – tax deductible goodwill	1,175
Deferred tax liability – intangible assets	660
Average tangible common shareholders’ equity – Non-GAAP	$17,666

Return on common equity – GAAP (b)	3.5%
Adjusted return on common equity – Non-GAAP (b)	10.9%

Return on tangible common equity – Non-GAAP (b)	7.5%
Adjusted return on tangible common equity – Non-GAAP (b)	22.4%
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain, severance expense and litigation reserves.
(b)    Annualized.

Pre-tax operating margin reconciliation
(dollars in millions)	3Q22	2Q22	3Q21
Income before taxes – GAAP	$630	$1,095	$1,162
Impact of notable items (a)	(677)	(103)	(64)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,307	$1,198	$1,226

Total revenue – GAAP	$4,279	$4,254	$4,035

Pre-tax operating margin – GAAP (b)	15%	26%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	31%	28%	30%
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain, severance expense and litigation reserves. Notable items in 2Q22 include litigation reserves. Notable items in 3Q21 include litigation reserves, gains on disposals and severance expense.
(b)    Income before taxes divided by total revenue.

Effective tax rate reconciliation
(dollars in millions)	3Q22
Provision for income taxes	$242
Impact of notable items (a)	(13)
Adjusted provision for income taxes, excluding notable items – Non-GAAP	$255

Income before taxes – GAAP	$630
Impact of notable items (a)	(677)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,307

Effective tax rate – GAAP	38.4%
Adjusted effective tax rate – Non-GAAP	19.5%
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain, severance expense and litigation reserves.

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BNY Mellon 3Q22 Earnings Release
BNY Mellon has presented pre-tax operating margin, excluding notable items for certain business segments. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Pre-tax operating margin reconciliation - Securities Services business segment				3Q22 vs.
(dollars in millions)	3Q22	2Q22	3Q21	2Q22	3Q21
Income (loss) before taxes – GAAP	$523	$337	$313	55%	67%
Impact of notable items (a)	(19)	92	70
Adjusted income before taxes – Non-GAAP	$504	$429	$383	17%	32%

Total revenue – GAAP		$2,006	$1,837
Impact of notable items (a)		—	—
Adjusted total revenue – Non-GAAP		$2,006	$1,837

Pre-tax operating margin – GAAP (b)		17%	17%
Adjusted pre-tax operating margin – Non-GAAP (b)		21%	21%
(a)    Notable items in 3Q22 include a disposal gain and severance expense. Notable items in 2Q22 include litigation reserves. Notable items in 3Q21 include litigation reserves and severance expense.
(b)    Income before taxes divided by total revenue.

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management				3Q22 vs.
(dollars in millions)	3Q22	2Q22	3Q21	2Q22	3Q21
Noninterest expense – GAAP	$1,356	$691	$691	96%	96%
Impact of notable items (a)	679	—	1
Adjusted noninterest expense – Non-GAAP	$677	$691	$690	(2)%	(2)%

(Loss) income before taxes – GAAP	$(497)	$208	$348	(339)%	(243)%
Impact of notable items (a)	679	—	1
Adjusted income before taxes – Non-GAAP	$182	$208	$349	(13)%	(48)%

Total revenue – GAAP	$862
Less: Distribution and servicing expense	88
Adjusted total revenue – Non-GAAP	$774

Pre-tax operating margin – GAAP (b)	(57)%
Adjusted pre-tax operating margin, net of distribution and servicing expense (b)	(64)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (b)	24%
(a)    Notable items in 3Q22 include goodwill impairment and severance expense. Notable items in 3Q21 include severance expense.
(b)    Income before taxes divided by total revenue.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com for additional reconciliations of Non-GAAP measures.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility,

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BNY Mellon 3Q22 Earnings Release
preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including geopolitical risks (including those related to Russia’s invasion of Ukraine), as well as the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2022. All forward-looking statements in this Earnings Release speak only as of Oct. 17, 2022, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Sept. 30, 2022, BNY Mellon had $42.2 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on Oct. 17, 2022. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 17, 2022. Replays of the conference call and audio webcast will be available beginning Oct. 17, 2022 at approximately 2:00 p.m. ET through Nov. 17, 2022 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5049084. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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